UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2018

ADMA BIOLOGICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36728	56-2590442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

465 State Route 17, Ramsey, New Jersey		07446
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 478-5552

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.07	Submission of Matters to a Vote of Security Holders.

ADMA Biologics, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 22, 2018. At the Annual Meeting, the following matters were submitted to a vote of stockholders:

1.	The election of three (3) Class II directors to serve until the Company’s 2021 Annual Meeting of Stockholders, or until their respective successors shall have been duly elected and qualified; and

2.	The ratification of the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018.

At the close of business on April 27, 2018, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were 36,726,084 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), outstanding and entitled to vote at the Annual Meeting. The holders of 33,415,449 shares of the Company’s Common Stock were represented in person or by proxy at the Annual Meeting, constituting a quorum.

At the Annual Meeting, the three directors were elected and the appointment of the Company’s independent registered public accounting firm for the year ending December 31, 2018 was ratified.

Proposal No. 1— Election of Class II Directors

The vote with respect to the election of Class II directors was as follows:

Nominees	For	Withheld	Broker Non-Votes
Steven A. Elms	27,145,999	763,227	5,506,223
Adam S. Grossman	27,879,616	29,610	5,506,223
Eric I. Richman	27,116,030	793,196	5,506,223

Proposal No. 2 — Ratification of the Appointment of Independent Registered Public Accounting Firm

The vote with respect to the ratification of the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018 was as follows:

For	Against	Abstain
33,371,179	31,411	12,859

At a meeting of the Board of Directors (the “Board”) of the Company held immediately following the Annual Meeting on June 22, 2018, the Board promoted Brian Lenz, the Company’s current Vice President and Chief Financial Officer, to the position of Executive Vice President and Chief Financial Officer.

There are no related party transactions involving Mr. Lenz that are reportable under Item 404(a) of Regulation S-K, there are no arrangements or understandings between Mr. Lenz and any other person pursuant to which he was selected as an officer of the Company and there are no family relationships between Mr. Lenz and any director or executive officer of the Company.

Mr. Lenz, 45, the Company’s Executive Vice President and Chief Financial Officer, joined the Company as Vice President and Chief Financial Officer in May 2012 and served in his capacity as Vice President until June 2018. Mr. Lenz was previously employed by CorMedix Inc., a developmental-stage pharmaceutical and medical device company, where he held the position of Chief Financial Officer from February 2010 and Chief Operating Officer and Chief Financial Officer from January 2012 to May 2012. Prior to joining CorMedix, Mr. Lenz was Chief Financial Officer of Arno Therapeutics from July 2008 to February 2010, Chief Financial Officer of VioQuest Pharmaceuticals from April 2004 to June 2008, Controller of Chiral Quest, Inc., a subsidiary of VioQuest Pharmaceuticals, from October 2003 to March 2004, Controller of Smiths Detection from July 2000 to October 2003, and senior auditor at KPMG LLP from October 1998 to July 2000. Mr. Lenz received a B.S. from Rider University, an M.B.A. from Saint Joseph’s University and is a licensed Certified Public Accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 22, 2018	ADMA Biologics, Inc.

	By:	/s/ Brian Lenz
		Name:	Brian Lenz
		Title:	Executive Vice President and Chief Financial Officer